UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 3, 2003

                                DANA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    VIRGINIA
                 (State or Other Jurisdiction of Incorporation)

         1-1063                                          34-4361040
 (Commission File Number)                   (IRS Employer Identification Number)

                      4500 DORR STREET, TOLEDO, OHIO, 43615
          (Address of Principal Executive Offices, Including Zip Code)
                                 (419) 535-4500
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

            On December 3, 2003, Dana Corporation (the "Company") issued a press release (a copy of which is set forth as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein) announcing the Company's intention to divest its Automotive Aftermarket Group. In commenting on the potential impact of the contemplated transaction on Dana's earnings guidance for 2004 of $2.00 per share, the Company's Chief Financial Officer, Robert C. Richter, noted that if the proposed transaction were to be completed by the end of the second quarter of 2004, the Company would expect the effect on its $2.00 guidance to be no more than 10 cents per share, although the actual impact would depend upon the eventual sales price, timing and use of proceeds. Mr. Richter also noted that the transaction, like most divestitures, will be dilutive in the short-run, but is expected to add to earnings in the longer-term as the company re-invests the proceeds into its core businesses.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         99.1     Press Release issued by Dana Corporation on December 3, 2003.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Dana Corporation
                                         (Registrant)

Date:  December 3, 2003                  By: /s/ MICHAEL L. DEBACKER
                                            ------------------------------------
                                         Name:   Michael L. DeBacker
                                         Title:  Vice President, General
                                                 Counsel and Secretary

                                  EXHIBIT INDEX


99.1     Press Release issued by Dana Corporation on December 3, 2003.